UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 19, 2012, Northwest Pipe Company (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Richard A. Roman pursuant to which Mr. Roman will serve as the Company’s Executive Chairman of the Board of Directors effective as of January 1, 2013. The Employment Agreement provides that Mr. Roman’s initial annual base salary will be $240,000. Mr. Roman will not be eligible to participate in any of the Company’s bonus plans or short-term or long-term incentive plans, but will continue to vest in any bonus or incentive awards made to him before January 1, 2013, so long as he continues to serve as an employee of the Company. Mr. Roman also will be eligible to participate in all of the other employee benefit plans that are generally available to the Company’s employees. The Employment Agreement may be terminated by either Mr. Roman or the Company upon sixty days written notice. The Employment Agreement will also terminate in the event of Mr. Roman’s death or disability. Upon termination of the Employment Agreement for any reason, the Company will be required to pay Mr. Roman’s base salary through the date of termination.

During the two-year period beginning on January 1, 2013, the Company will pay Mr. Roman additional compensation in the amount of $66,250 on the first day of each calendar quarter, provided that no further payments will be made to Mr. Roman after the date he ceases to be a member of the Company’s Board of Directors for any reason other than a “Change in Control” (as defined in the Employment Agreement) or Mr. Roman’s death or disability (“Involuntary Termination”). In the event of an Involuntary Termination, Mr. Roman would be entitled to a lump-sum payment of the amounts he would have received if he had continued to serve as a member of the Board of Directors through December 31, 2014. The Employment Agreement also includes standard confidentiality, non-solicitation and nondisclosure provisions. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Scott Montross, the Company’s Executive Vice President and Chief Operating Officer, will replace Mr. Roman as the Company’s President and Chief Executive Officer effective as of January 1, 2013. Mr. Montross will receive an annual base salary of $500,000, and will have a target short-term bonus participation fixed at seventy percent of base salary and a target long-term incentive compensation participation fixed at one hundred fifty percent of base salary. Mr. Montross will also be eligible to participate in each of the benefit plans available to other executive officers of the Company.

On December 19, 2012, Mr. Montross was elected to the Company’s Board of Directors, effective as of January 1, 2013, for a term expiring at the Company’s 2013 Annual Meeting of Shareholders.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed as part of this report:

10.1	Executive Employment Agreement between Northwest Pipe Company and Richard A. Roman dated as of December 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 20, 2012.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer